ARCHIPELAGO LEARNING REPORTS FIRST QUARTER RESULTS

Revenue increased 26% to $12.5 Million
Cash Flow from Operations Increased 128% to $2.4 Million
Company Reiterates 2010 Guidance

DALLAS, Texas – May 11, 2010 – Archipelago Learning, Inc. (NASDAQ: ARCL), a leading subscription-based online education company, today announced financial results for the quarter ended March 31, 2010.

First Quarter Highlights (1Q10 vs. 1Q09)

•	Revenue increased 26% to $12.5 million

•	Cash flow from operating activities increased 128% to $2.4 million

•	Invoiced sales (non-GAAP) increased 30% to $10.6 million

•	Adjusted EBITDA (non-GAAP) increased 24% to $3.2 million

•	Diluted earnings per share was $0.08

•	Adjusted diluted earnings per share was $0.10

Tim McEwen, chief executive officer, stated, “We are very pleased with our strong first quarter results and we are continuing to develop momentum. Study Island Version 3 and its key enhancements — Custom Assessment Builder, Writing Tool Utility and Just-in-Time Professional Development – have been well received by customers and prospects. In addition, the initial response from high-schools on our newly launched SAT, ACT and AP test-prep products has been positive.

“While the school funding environment remains challenging,” McEwen continued, “this is an exciting time to be involved with the K-12 public education sector. We believe that our Study Island products are well positioned for this dynamic period of educational reform driven by school budget pressures, a rapid shift from print to online digital educational solutions, the integration of curriculum and assessment, and the demand for cost-effective differentiated instruction to improve student performance.”

Archipelago Learning delivered the following results for the first quarter:

Revenue increased 26% to $12.5 million and invoiced sales increased 30% to $10.6 million from the first quarter of 2009. Revenue was driven by the recognition of the strong invoiced sales from the current and previous quarters. The invoiced sales growth reflected continued strong execution of the Company’s sales force in the first quarter during what is typically the industry’s seasonally slowest period.

Cash Flow from Operating Activities increased 128% to $2.4 million from the first quarter 2009, as a result of the Company’s continued strong operating performance.

Deferred Revenue on the balance sheet as of March 31, 2010 was $34.5 million, an increase of 40% from March 31, 2009 and a decrease of 5% from December 31, 2009. The increase in deferred revenue over the prior year was the result of strong invoiced sales growth since the first quarter of last year. The decrease from year end was due to anticipated seasonal factors that affected first quarter sales.

Income from Continuing Operations increased 18% to $4.0 million from the first quarter 2009. Income from continuing operations benefited from increased revenue partially offset by increased cost of revenue and operating expenses in the following areas: planned staffing increases across most departments (including the addition of Chief Operating Officer and Chief Marketing Officer positions), planned increases in content development cost associated with Version 3.0 and Study Island SAT, ACT and Advanced Placement (AP) test-prep products, increased depreciation expenses associated with our increased capital expenditures in prior periods, greater stock-based compensation expense related to options issued in connection with the Company’s November IPO, and increased professional fees and other expenses related to our being a public company.

Adjusted EBITDA increased 24% to $3.2 million from the first quarter 2009. Adjusted EBITDA as a percent of invoiced sales decreased slightly to 30% from 31% in the first quarter of 2009. The increase in adjusted EBITDA was the result of our invoiced sales growth and operating leverage in our software-as-a-service model, partially offset by increased costs of revenue and operating expenses.

Net Income from Continuing Operations decreased to $2.1 million from $2.5 million in the first quarter 2009. Net income from continuing operations decreased as a result of higher income tax expense resulting from our conversion from a limited liability company to a C corporation in connection with our November IPO, which was offset in part by increased income from operations and reduced net interest expense. Excluding stock-based compensation, the derivative loss and certain non-recurring items, first quarter adjusted net income decreased 15% to $2.4 million from the prior year period. On a proforma basis, our adjusted net income from continuing operations would have increased by 34% if our income tax expense rate in the first quarter of 2010 of 37% was applied to the first quarter of 2009.

Earnings per Diluted Share from Continuing Operations was $0.08 and adjusted diluted EPS was $0.10. There were 24.3 million weighted-average diluted shares outstanding for the first quarter of 2010.

Other Balance Sheet Highlights: At March 31, 2010, cash and cash equivalents totaled $58.7 million as compared to $13.8 million at March 31, 2009 and $58.2 million at December 31, 2009. Total debt outstanding was $61.4 million. The market value of the Company’s interest rate swap was $0.9 million.

Fiscal 2010 Outlook

As of May 11, 2010, Archipelago Learning is reiterating guidance for the fiscal year 2010 as follows:

•	Revenue of $56 to $59 million

•	Adjusted diluted EPS(1) of $0.44 to $0.48

•	Diluted EPS of $0.42 to $0.46

•	Cash flow from operations of $23 to $25 million

•	Capital expenditures of approximately $2 million

•	Total schools of 24,000 to 25,000

(1)	Adjusted diluted EPS excludes stock compensation expense, the gain/loss on our interest rate swap, and non-recurring items.

TeacherWeb Divestiture

TeacherWeb was divested in November 2009 and has been classified as a discontinued operation for financial reporting purposes. As a result, the income statement related metrics discussed herein, such as revenue, invoiced sales, income from continuing operations, adjusted EBITDA, and net income and earnings per share from continuing operations exclude TeacherWeb in all periods. Cash flow and balance sheet related results discussed herein include TeacherWeb except where specifically noted.

Non-GAAP Financial Measures

This press release contains four non-GAAP financial measures: invoiced sales, adjusted EBITDA, adjusted net income and adjusted diluted EPS. Because these financial measures are not recognized under GAAP, they should not be used as indicators of, or alternatives to, the corresponding GAAP financial measures of operating performance.

Invoiced sales are recognized in the period in which a customer places a purchase order and an invoice is issued, which may be in a different period than the commencement of the subscription. Under GAAP, revenue for invoiced sales is deferred and recognized ratably over the subscription term beginning on the commencement date of the applicable subscription. This difference between non-GAAP invoiced sales and GAAP revenue in a given period is equal to the change in the Company’s deferred revenue balance for that period.

Adjusted EBITDA, adjusted net income and adjusted diluted EPS differ from the corresponding GAAP measures in that they exclude stock-based compensation expense, gains or losses on the Company’s interest rate swap and non-recurring items, as well as the change in deferred revenue, interest, tax, depreciation and amortization expense, in the case of adjusted EBITDA. Reconciliation tables of GAAP to non-GAAP financial measures are included at the end of this release.

Management believes that these non-GAAP measures provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Although management uses these non-GAAP financial measures to assess the operating performance of our business, they have significant limitations as an analytical tool because they may exclude certain material costs. For example, because adjusted EBITDA, adjusted net income and adjusted diluted EPS do not account for certain expenses, their utility as a measure of operating performance has material limitations. In addition, the definitions of these non-GAAP financial measures may vary among companies and industries, and they may not be comparable to other similarly titled measures used by other companies.

Conference Call Information

Archipelago Learning will host a conference call to discuss its first quarter fiscal 2010 results and 2010 outlook this afternoon at 4:45 pm Eastern Daylight Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-0784 approximately ten minutes prior to the start of the call. A replay of this call will be available starting tonight at 7:45 p.m. EST and will remain active until May 25, 2010. The replay can be accessed by dialing (877) 660-6853 and entering account number 3055 and conference code 348965. The conference call will be also webcast and can be accessed via the Investor Relations section of the Company’s website at http://www.archipelagolearning.com. Please visit the website at least 15 minutes prior to the call to register for the webcast and download any necessary software. A replay of the webcast will be archived on the Company’s website.

About Archipelago Learning

Archipelago Learning is a leading subscription-based online education company that provides standards-based instruction, practice, assessments and productivity tools that improve the performance of educators and students via proprietary web-based platforms. Study Island, the core product line, helps students in kindergarten through 12th grade master grade-level academic standards in a fun and engaging manner. Study Island products are utilized by over 10 million students in approximately 21,800 schools in all 50 states, Washington D.C. and Canada. For more information, please visit www.archipelagolearning.com. Archipelago Learning is headquartered in Dallas, Texas.

Company Contacts

Investors:	Media:

John Rouleau Integrated Corporate Relations 203-682-8342 John.Rouleau@icrinc.com	Leslie Eicher, APR Eicher Communications Inc. 314-965-1776 Leslie@EicherCommunications.com

Forward Looking Statements

This release and the related conference call contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are considered forward-looking statements and reflect current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. The words ”guidance,” “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” “believe,” “may,” “should,” “likely,” “future,” and other words and terms of similar meaning are used to identify forward-looking statements. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. These statements are not guarantees of performance or results. They are subject to risks and uncertainties (some of which are beyond our control), which could cause actual results to vary materially from the forward-looking statements contained in this release. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could cause actual results to vary materially from those anticipated in such forward-looking statements. Certain of these risk factors are discussed in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to (i) our customers’ reliance on, and the availability of, state, local and federal funding; (ii) competitive factors, including large publishers aggressively entering our markets and new competitors more easily entering our markets if national educational standards are adopted; (iii) legislation and regulation, including changes in or the repeal of legislation that mandates state educational standards and annual assessments; (iv) difficulty in evaluating our current and future business prospects because of our recent rapid growth; (v) web-based education failing to achieve widespread acceptance by students, parents, teachers, schools and other institutions; (vi) lower customer renewal rates or a decrease in sales for our Study Island products; (v) decisions at district or state levels to use our competitors’ products rather than ours, (vi) seasonal fluctuations, (vii) system or network disruptions and technology issues, (viii) delays in product development or product releases and the success of new product introductions, (ix) acquisition related risks, (x) intellectual property related risks, (xi) our ability to retain key employees, (xii) risks related to our indebtedness, (xiii) legal risks, and (xiv) risks related to global and U.S. economic conditions.

Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect new information, future developments or otherwise, except as may be required by law.

ARCHIPELAGO LEARNING, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(in thousands, except share data)

	As of	As of
	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$58,663	$58,248
Accounts receivable, net	5,664	7,535
Short-term deferred tax assets	2,528	2,528
Prepaid expenses and other current assets	1,848	1,809

Total	68,703	70,120
Property and equipment, net	2,560	2,620
Goodwill	94,373	94,373
Intangible assets, net	11,924	12,327
Investment	6,446	6,446
Notes receivable	4,931	4,931
Other long-term assets	1,640	1,718

Total assets	$190,577	$192,535

Liabilities and Equity
Current liabilities:
Accounts payable – trade	$55	$1,254
Accrued employee-related expenses	1,034	2,033
Other accrued expenses	428	803
Deferred revenue	28,480	31,181
Taxes payable	9	625
Current portion of long-term debt	700	700
Interest payable	95	124
Interest rate swap	890	1,149

Total	31,691	37,869
Long-term debt, net of current	60,701	60,876
Long-term deferred revenue	5,984	5,262
Long-term deferred tax liability	6,291	5,093
Other long-term liability	425	425

Total liabilities	105,092	109,525
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.001 par value, 10,000,000 shares authorized, none issued and outstanding at March 31, 2010 and December 31, 2009)	—	—
Common stock ($0.001 par value, 200,000,000 shares authorized, 25,105,410 and 25,110,255 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively)	25	25
Additional paid-in capital	76,480	76,072
Retained earnings	8,980	6,913

Total stockholders’ equity	85,485	83,010

Total liabilities and equity	$190,577	$192,535

ARCHIPELAGO LEARNING, INC.
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2010	2009
Revenue	$12,549	$9,947
Cost of revenue	913	750

Gross profit	11,636	9,197
Operating Expense:
Sales and marketing	3,822	2,942
Content development	1,041	836
General and administrative	2,789	2,033

Total	7,652	5,811

Income from continuing operations	3,984	3,386
Other income (expense):
Interest expense	(770)	(712)
Interest income	153	8
Derivative loss	(73)	(88)

Total	(690)	(792)

Net income from continuing operations before tax.	3,294	2,594
Provision for income tax	1,227	115

Net income from continuing operations	2,067	2,479

Income from discontinued operation before tax	—	—
Benefit from income tax on discontinued operation	—	(57)

Net income from discontinued operation	—	57

Net income	$2,067	$2,536

Earnings per share:
Basic:
Continuing operations	$0.08	$0.13
Discontinued operation	—	—

Total	$0.08	$0.13

Diluted:
Continuing operations	$0.08	$0.13
Discontinued operation	—	—

Total	$0.08	$0.13

Weighted-average shares outstanding:
Basic	23,856,327	19,965,866
Diluted	24,252,248	19,965,866

ARCHIPELAGO LEARNING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS – UNAUDITED
(in thousands)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities
Net income	$2,067	$2,536
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt financing costs	78	49
Depreciation and amortization	699	642
Stock-based compensation	408	126
Unrealized gain on interest rate swap	(259)	(200)
Deferred income taxes	1,198	—
Deduction of net income from discontinued operation	—	(57)
Operating cash provided by discontinued operation	—	(224)
Changes in operating assets and liabilities, net of disposition and discontinued operation:
Accounts receivable	1,871	947
Prepaid expenses and other	(39)	(12)
Accounts payable	(169)	(61)
Accrued expenses	(1,495)	(1,028)
Deferred revenue	(1,979)	(1,790)
Other long-term liability	—	115

Net cash provided by operating activities	2,380	1,043

Cash flows from investing activities
Purchase of property and equipment	(330)	(259)

Net cash used in investing activities	(330)	(259)

Cash flows from financing activities
Payment of offering costs	(1,460)	—
Payments on term note	(175)	(175)

Net cash used in financing activities	(1,635)	(175)

Net change in cash and cash equivalents	415	609
Beginning of period	58,248	13,144

End of period	$58,663	$13,753

Supplemental information
Cash paid for interest	$716	$696

Cash paid for income taxes	$645	$—

Non-cash investing and financing activities
Accrued purchases of property and equipment	$20	$19

ARCHIPELAGO LEARNING, INC.
RECONCILIATIONS OF NON-GAAP MEASURES — UNAUDITED

	Quarters Ended March 31,
	2010	2009
	(In thousands)
Invoiced Sales:
New customers	$3,503	$2,932
Existing customers	6,733	4,906
Other sales	334	319

Total invoiced sales	10,570	8,157
Change in deferred revenue	1,979	1,790

Revenue	$12,549	$9,947

Adjusted EBITDA
Income from continuing operations	$3,984	$3,386
Depreciation and amortization	699	642
Change in deferred revenue	(1,979)	(1,790)
Stock-based compensation(1)	408	126
Investments / permitted acquisition expense(2)	3	—
Severance(3)	38	9
Professional services(3)	—	109
Agency / sponsor fees(4)	25	25
Unusual, non-recurring charges(5)	12	57

Adjusted EBITDA	$3,190	$2,564

(1)	Stock-based compensation includes non-cash compensation expense recorded in respect of shares or options issued to our employees or directors.

(2)	Investments and permitted acquisition expense includes cash fees and expenses in connection with investments or acquisitions permitted by our credit facility.

(3)	Represents severance costs and one-time contract labor fees for an international market study as well as accounting and legal costs incurred in preparation for our IPO.

(4)	Agency fees are fees paid to the agents under our credit facility. Sponsor payments are payments to Providence Equity Partners that are permitted under our credit facility, and include the reimbursement of customary fees and reasonable out-of-pocket expenses to our directors or the managers of Archipelago Learning Holdings, LLC, such as travel and other expenses.

(5)	Unusual, non-recurring charges as defined by our credit agreement include non-executive recruiting fees, relocation costs, retention bonuses, bank fees and bad debt accrual in addition to those line items disclosed separately above.

	Quarters Ended March 31,
	2010		2009
	Dollars	Diluted EPS	Dollars	Diluted EPS

Adjusted Net Income and Diluted EPS	(In thousands, except EPS)
Net income from continuing operations	$2,067	$0.08	$2,479	$0.13
Stock-based compensation	408	0.02	126	0.01
Derivative loss	73	0.01	88	—
Investments / permitted acquisition expense	3	—	—	—
Severance	38	—	9	—
Professional services	—	—	109	—
Tax impact of above adjustments(1)	(194)	(0.01)	—	—

Adjusted net income and diluted EPS	$2,395	$0.10	$2,811	$0.14

(1) The tax impact of the adjustments is calculated using the Company’s effective tax rate of 37.2% and 0% for the quarters ending March 31, 2010 and 2009, respectively.